                        September 19, 2001

Board of Directors
Microvision, Inc.
19910 North Creek Parkway
Bothell, WA 98011-0066

  Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

    We have acted as counsel to Microvision, Inc., a Washington corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) certain convertible debt securities of the Company (the "Debt Securities"); (ii) shares of preferred stock, no par value, of the Company (the "Preferred Stock"); (iii) shares of common stock, no par value, of the Company (the "Common Stock"); and (iv) warrants for the purchase of Debt Securities, Preferred Stock, Common Stock or other securities of the Company ("Warrants"). The Debt Securities, Preferred Stock, Common Stock and Warrants are referred to herein collectively as the "Offered Securities." The Offered Securities being registered under the Registration Statement will have an aggregate offering price of up to $20,000,000 and will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

    Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to any particular series of Debt Securities, the Debt Securities will be issued under one or more indentures (each, an "Indenture") between the Company and one or more commercial banks to be selected as trustee(s) (the "Trustee") substantially in the form attached as an exhibit to the Registration Statement. The Preferred Stock will be issued pursuant to one or more Statements of Rights and Preferences (each, a "Statement of Rights") relating to a particular series of Preferred Stock. The Warrants will be issued pursuant to one or more warrant agreements (each, a "Warrant Agreement") relating to particular Debt Securities, shares of Preferred Stock, shares of Common Stock or other securities of the Company issuable upon exercise of the Warrants.

    We have reviewed the corporate action of the Company in connection with the foregoing and have examined such documents, corporate records, and other instruments as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies and (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

    Based on such examination, we are of the opinion that:

      1.  With respect to Debt Securities to be issued under the Indenture, when (a) the Trustee is qualified to act as Trustee under the Indenture and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, if required, (b) the Trustee has duly executed and delivered the Indenture, (c) the Indenture has been validly executed and delivered by the Company to the Trustee, (d) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of a particular series of such Debt Securities, the terms of the offering thereof and related matters, (e) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration thereof provided for therein, and (f) the terms of any Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law);

      2.  With respect to shares of Preferred Stock, when both (a) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Statement of Rights relating to such Preferred Stock and the filing of the Statement of Rights with the Secretary of State of the State of Washington, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration as provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

      3.  With respect to shares of Common Stock, when both (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor as provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable; and

      4.  With respect to Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance and sale of any Warrants, (b) the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (c) such Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, then such Warrants will constitute valid and legally binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law).

    The opinions expressed herein are limited solely to the laws of the State of Washington and United States federal laws. We express no opinion as to any matter other than expressly set forth above, and no other opinion is intended to be implied or inferred herefrom. The opinions expressed herein are opinions of legal matters and not factual matters. Our opinions are given as of the date hereof, and we undertake no obligation and hereby disclaim any obligation to advise upon of any change in law, facts or circumstances, occurring after the date hereof except in any additional or supplemental opinions that we may render with respect to the Offered Securities.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                        Very truly yours,

                        STOEL RIVES LLP